Exhibit 99.2





SUPPLEMENTAL FINANCIAL & OPERATING DATA

FOURTH QUARTER ENDED DECEMBER 31, 2022




MGM
MGM GRAND

VICI Q4 2022 Supplemental Financial & Operating Data 2 Disclaimers Forward Looking Statements Certain statements in this presentation are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on VICI Properties Inc.’s (“VICI” or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical facts and by the use of words such as “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward- looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. Among those risks, uncertainties and other factors are: the impact of changes in general economic conditions and market developments, including rising inflation, rising interest rates, supply chain disruptions, consumer confidence levels, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy; the impact of the rise in interest rates on us, including our ability to successfully pursue investments in, and acquisitions of, additional properties and to obtain debt financing for such investments at attractive interest rates, or at all; our dependence on our tenants of our properties and their affiliates that serve as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us; the possibility that our pending transactions may not be consummated on the terms or timeframes contemplated, or at all; the ability of the parties to our pending transactions and any future transactions to satisfy the conditions set forth in the definitive transaction documents, including the ability to receive, or delays in obtaining, the governmental and regulatory approvals and consents required to consummate the pending transactions, or other delays or impediments to completing the transactions; our ability to obtain the financing necessary to complete our pending acquisitions on the terms we currently expect in a timely manner, or at all; the effects of our recently completed transactions on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans; the anticipated benefits of certain arrangements with certain tenants relating to our funding of “same store” capital improvements in exchange for increased rent pursuant to the terms of our existing lease agreements with such tenants, which we collectively refer to as the Partner Property Growth Fund; our borrowers’ ability to repay their outstanding loan obligations to us; our dependence on the gaming industry; our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes; our inability to maintain our qualification for taxation as a REIT; the impact of extensive regulation from gaming and other regulatory authorities; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew our lease agreements following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to our lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness, including indebtedness assumed and incurred by us in connection with our recently completed transactions, and ability to service, refinance and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; our inability to successfully pursue investments in, and acquisitions of, additional properties; our ability to obtain the financing necessary to complete acquisitions or related transactions on the terms we currently expect in a timely manner, or at all; the possibility that any transactions may not be completed or that completion may be unduly delayed, and the potential adverse impact on our business, operations and stock price; the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our recently completed transactions; the possibility of adverse tax consequences as a result of our recently completed transactions, including tax protection agreements to which we are a party; increased volatility in our stock price, including as a result of our pending or recently completed transactions; our inability to maintain our qualification for taxation as a REIT; the impact of climate change, natural disasters, war, political and public health conditions or uncertainty or civil unrest, violence or terrorist activities or threats on our properties and changes in economic conditions or heightened travel security and health measures instituted in response to these events; the loss of the services of key personnel; the inability to attract, retain and motivate employees; the costs and liabilities associated with environmental compliance; failure to establish and maintain an effective system of integrated internal controls; our reliance on distributions received from VICI Properties OP LLC, our operating partnership, and its subsidiaries to make distributions to our stockholders; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Tenant, Borrower and Other Company Information The Company makes no representation as to the accuracy or completeness of the information regarding its tenants, including Caesars Entertainment, Inc. (“Caesars”), Century Casinos, Inc. (“Century Casinos”), Cherokee Nation Entertainment, L.L.C. (“CNE”), the Eastern Band of Cherokee Indians (“EBCI”), Foundation Gaming and Entertainment LLC (“Foundation Gaming”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), JACK Ohio LLC (“JACK Entertainment”), MGM Resorts International (“MGM”), PENN Entertainment, Inc. (“PENN Entertainment”), PURE Canadian Gaming Corp. (“PURE Canadian”) and an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (“Venetian Las Vegas Tenant”), borrowers and other companies included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC and MGM, as the parent and guarantor of MGM Lessee, LLC, the Company's significant lessees, have been filed with the Securities and Exchange Commission (“SEC”). Certain financial and other information for our tenants, guarantors, borrowers and other companies included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data and Trademark Information This presentation contains estimates and information concerning the Company's industry, including market position, rent growth, corporate governance, and other analyses of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. The brands operated at our properties are trademarks of their respective owners. None of these owners nor any of their respective officers, directors, agents or employees have approved any disclosure contained in this presentation or are responsible or liable for the content of this presentation. Non-GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of December 31, 2022 unless otherwise indicated.

Corporate Overview

VICI

About VICI Properties (NYSE: VICI)

VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties' geographically diverse portfolio consists of 49 gaming facilities across the United States and Canada comprising of approximately 124 million square feet and features approximately 59,300 hotel rooms and more than 450 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., Cherokee Nation Entertainment, the Eastern Band of Cherokee Indians, Foundation Gaming & Entertainment, Inc., Hard Rock International Inc., JACK Entertainment LLC, MGM Resorts International, PENN Entertainment, Inc., PURE Canadian Gaming Corp., and The Venetian Las Vegas. The Company has a growing array of investing and financing partnerships with leading non-gaming experiential operators, including Cabot, Canyon Ranch, Chelsea Piers, and Great Wolf Resorts. VICI Properties also owns four championship golf courses and 34 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	SVP, Chief Accounting Officer
Kellan Florio	SVP, Chief Investment Officer
Moira McCloskey	SVP, Capital Markets

Board of Directors

James Abrahamson	Independent Director, Chairman of the Board
Diana Cantor	Independent Director, Audit Committee Chair
Monica Douglas	Independent Director
Elizabeth Holland	Independent Director, Nominating & Governance Committee Chair
Craig Macnab	Independent Director, Compensation Committee Chair
Edward Pitoniak	Chief Executive Officer & Director
Michael Rumbolz	Independent Director

Covering Equity Analysts

Firm	Analyst	Phone	Email
BofA Securities	Shaun Kelley	(646) 855-1005	Shaun.kelley@bofa.com
Capital One Securities	Dan Guglielmo	(202) 213-6408	Daniel.guglielmo@capitalone.com
CBRE	John DeCree	(702) 691-3213	John.decree@cbre.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.santarelli@db.com
Evercore ISI	Steve Sakwa	(212) 446-9462	Steve.sakwa@evercoreisi.com
Green Street Advisors	Chris Darling	(949) 640-8780	Cdarling@greenstreet.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
JMP Securities	Mitch Germain	(212) 906-3537	Mgermain@jmpsecurities.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Keybanc	Todd Thomas	(917) 368-2286	Tthomas@key.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassocca@ladenburg.com
Macquarie Capital	Chad Beynon	(212) 231-2634	Chad.beynon@macquarie.com
Morgan Stanley	Ronald Kamdem	(212) 296-8319	Ronald.kamdem@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
SMBC Nikko Securities	Richard Anderson	(646) 521-2351	Randerson@smbcnikko-si.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Wolfe Research	Andrew Rosivach	(646) 582-9250	Arosivach@wolferesearch.com

Covering Fixed Income Analysts

Firm	Analyst	Phone	Email
BofA Securities	James Kayler	(646) 855-9223	James.f.kayler@bofa.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.chinchilla@db.com
J.P. Morgan	Mark Streeter	(212) 834-5086	Mark.streeter@jpmorgan.com

Contact Information

Corporate Headquarters
VICI Properties Inc.
535 Madison Ave., 20th Fl
New York, NY 10022
(646) 949-4631

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Transfer Agent
Computershare
7530 Lucerne Drive, Suite 305
Cleveland, OH 44130
(800) 962-4284
www.computershare.com

Website
www.viciproperties.com

Investor Relations
investors@viciproperties.com

Public Relations
pr@viciproperties.com

VICI Q4 2022 Supplemental Financial & Operating Data 3

VICI Q4 2022 Supplemental Financial & Operating Data 4 Table of Contents Consolidated Balance Sheets 7-8 Consolidated Statements of Operations 9-10 Non-GAAP Financial Measures 11-12 2023 Guidance 17 Portfolio Overview 21-22 Summary of Current Lease Terms 23-26 Investment Activity 27 Definitions of Non-GAAP Financial Measures 31 6 Portfolio Diversification 20 Revenue Detail 13-14 Portfolio & Financial Highlights Debt Detail 18 Gaming Embedded Growth Pipeline 29 Annualized Contractual Rent and Income from Loans 16 An S&P 500® Company MGM Grand/Mandalay Bay Joint Venture Detail 15 Capitalization & Key Credit Metrics 19 52022 Highlights Capital Markets Activity 28 Non-Gaming Embedded Growth Pipeline 30

VICI Q4 2022 Supplemental Financial & Operating Data 5 2022 Highlights +103.2% $5.0Bn 8th Largest REIT +8.3% $4.5Bn S&P 500$22.8Bn +13.0% Closed $22.8 billion of real estate acquisitions and loans in 2022 adding 18 properties and 3 tenants to our portfolio $4.5 billion of announced real estate acquisitions, loan originations and Partner Property Growth Fund investments in 2022 Added to the S&P 500 index on June 8, 2022 Generated the highest and only positive 2022 total return among all S&P 500 REITs and outperformed the RMZ REIT Index by ~4,000 percentage points 8th largest 4-wall REIT by enterprise value as of December 31, 2022 Increased enterprise value to $46.6Bn as of YE 2022 from $22.9Bn as of YE 2021 Raised $5.0 billion in VICI’s inaugural investment grade bond offering – the largest 4- wall REIT bond issuance in history Announced 8.3% dividend increase in Q3 2022, VICI’s 5th consecutive annual dividend bump since its formation in 2017

Portfolio & Financial Highlights

VICI

(amounts in thousands, except per share, portfolio and property data)

Financial Highlights as of December 31, 2022

	Three Months Ended				
	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net Income (Loss) Per Common Share					
Basic	$0.63	$0.34	($0.06)	$0.35	$0.45
Diluted	$0.63	$0.34	($0.06)	$0.35	$0.44
Funds From Operations Per Common Share[1]					
Basic	$0.64	$0.35	($0.06)	$0.35	$0.45
Diluted	$0.64	$0.35	($0.06)	$0.35	$0.44
Adjusted Funds From Operations Per Common Share[1]					
Basic	$0.51	$0.49	$0.48	$0.45	$0.44
Diluted	$0.51	$0.49	$0.48	$0.44	$0.44
Net Income (Loss) Attributable to Common Stockholders	$604,053	$330,905	($57,706)	$240,383	$281,479
Adjusted EBITDA Attributable to Common Stockholders[1]	$653,594	$638,614	$564,490	$357,967	$329,300
Annualized Dividend Per Share	$1.56	$1.56	$1.44	$1.44	$1.44
Dividend Yield at Period End	4.8%	5.2%	4.8%	5.1%	4.8%

Summary Capitalization

Shares Outstanding	963,096,563
Third-Party OP Units Outstanding	12,231,373
Share Price	$32.40
Equity Market Capitalization	$31,600,625
Total Debt	$15,453,000
Cash, Cash Equivalents & Short-Term Investments	$426,275
Total Enterprise Value	$46,627,350
LQA Net Leverage Ratio[2]	5.7x

Portfolio Highlights[3]

Portfolio Summary

Properties	49
Golf Courses	4
Developable Las Vegas Strip Land	34 acres
States	15
Metropolitan Statistical Areas	23
Weighted Average Remaining Lease Term, Including Renewal Options (as of 12/31/2022)	43.4 years
Occupancy Rate	100%

Geographic Diversity (As Adjusted)[4]



% of Rent[5]	
Regional	53%
Las Vegas	47%
International	1%

54% Las Vegas / 45% Regional / 1% International (By % of Total Square Footage)[4,5]

Tenant Diversity (As Adjusted)[4]



% of Rent[5]	
Caesars	40%
MGM	36%
Venetian	9%
Hard Rock	5%
PENN	3%
JACK	2%
Century Casinos	1%
Cherokee Nation	1%
EBCI	1%
Foundation	1%
PURE Canadian	1%

80% Public Tenants / 20% Private Tenants (By % of Rent)[4,5]

1. See "Non-GAAP Financial Measures" on pages 11-12 of this presentation for the reconciliations and "Definitions of Non-GAAP Financial Measures" on page 31 of this presentation for the definitions of these Non-GAAP Financial Measures.
2. LQA Net Leverage Ratio is defined as Total Debt less Cash, Cash Equivalents & Short-Term Investments divided by last quarter annualized ("LQA") Adjusted EBITDA for the quarter ended December 31, 2022. LTM Net Leverage for the period ended December 31, 2022 was 6.8x. For the LTM period ended December 31, 2022, Adjusted EBITDA reflects the impact of the MGP acquisition for the period from the date of its consummation, April 29, 2022, to December 31, 2022, and, as a result, the LTM Net Leverage Ratio as of December 31, 2022 does not reflect a full 12 months of income from the MGP acquisition. See "Q4'22 LQA Net Leverage" on page 19 for more information and reconciliations on this metric.
3. Metrics include the impact of (i) the acquisition of PURE Casino Edmonton, PURE Casino Yellowhead, PURE Casino Calgary, and PURE Casino Lethbridge (collectively, the "PURE Canadian Portfolio"), which closed subsequent to year end on January 6, 2023, (ii) the acquisition of the remaining 49.9% interest in the MGM Grand Las Vegas and Mandalay Bay joint venture (the "MGM Grand/Mandalay Bay JV"), which closed subsequent to year end on January 9, 2023, and (iii) CNE's acquisition of the operations of Gold Strike Casino Resort on February 15, 2023.
4. As adjusted for (i) VICI's pending acquisition of the leasehold interest in the land and buildings associated with Rocky Gap Casino Resort ("Rocky Gap"), which is subject to customary closing conditions and regulatory approvals. No assurance can be provided that this transaction will close on the anticipated timeline or at all. Please refer to page 27 of this presentation for additional details regarding this pending transaction.
5. Based on annualized contractual rent as of February 1, 2023, including initial annual rent for the pending Rocky Gap acquisition and assumes an exchange rate of C$1.00 CAD:US$0.75 as of February 1, 2023, for the PURE Canadian portfolio. MGM Master Lease rent is allocated based on internal rent allocations by property location.

VICI Q4 2022 Supplemental Financial & Operating Data

6

VICI Q4 2022 Supplemental Financial & Operating Data 7 (amounts in thousands, except share and per share data) Consolidated Balance Sheets December 31, 2022 December 31, 2021 Assets Real estate portfolio: Investments in leases - sales-type, net 17,172,325$ 13,136,664$ Investments in leases - financing receivables, net 16,740,770 2,644,824 Investments in loans, net 685,793 498,002 Investment in unconsolidated affiliate 1,460,775 — Land 153,560 153,576 Cash and cash equivalents 208,933 739,614 Short-term investments 217,342 — Other assets 936,328 424,693 Total assets 37,575,826$ 17,597,373$ Liabilities Debt, net 13,739,675$ 4,694,523$ Accrued expenses and deferred revenue 213,388 113,530 Dividends and distributions payable 380,178 226,309 Other liabilities 952,472 375,837 Total liabilities 15,285,713 5,410,199 Stockholders' equity 9,631 6,289 — — Additional paid-in capital 21,645,499 11,755,069 Accumulated other comprehensive income 185,353 884 Retained earnings 93,154 346,026 Total VICI stockholders' equity 21,933,637 12,108,268 Non-controlling interests 356,476 78,906 Total stockholders' equity 22,290,113 12,187,174 Total liabilities and stockholders' equity 37,575,826$ 17,597,373$ Common stock, $0.01 par value, 1,350,000,000 shares authorized and 963,096,563 and 628,942,092 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at December 31, 2022 and December 31, 2021

Consolidated Balance Sheets – Quarterly

VICI

(amounts in thousands, except share and per share data)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Assets				
Real estate portfolio:				
Investments in leases - sales-type, net	$ 17,172,325	$ 17,011,585	$ 17,075,857	$ 17,113,699
Investments in leases - financing receivables, net	16,740,770	16,441,616	16,486,522	2,650,633
Investments in loans, net	685,793	579,805	545,162	513,128
Investment in unconsolidated affiliate	1,460,775	1,463,230	1,464,766	—
Land	153,560	153,560	153,576	153,576
Cash and cash equivalents	208,933	518,383	614,001	568,702
Short-term investments	217,342	207,722	—	—
Other assets	936,328	932,081	949,333	741,583
Total assets	**$ 37,575,826**	**$ 37,307,982**	**$ 37,289,217**	**$ 21,741,321**
Liabilities				
Debt, net	$ 13,739,675	$ 13,730,503	$ 13,721,500	$ 5,297,014
Accrued expenses and deferred revenue	213,388	202,888	173,734	99,062
Dividends and distributions payable	380,178	380,174	346,526	269,276
Other liabilities	952,472	932,120	932,570	592,183
Total liabilities	**15,285,713**	**15,245,685**	**15,174,330**	**6,257,535**
Stockholders' equity				
Common stock	9,631	9,631	9,631	7,484
Preferred stock	—	—	—	—
Additional paid-in capital	21,645,499	21,641,945	21,644,198	14,971,890
Accumulated other comprehensive income	185,353	191,314	197,275	109,495
Retained earnings (deficit)	93,154	(133,311)	(88,610)	315,809
Total VICI stockholders' equity	21,933,637	21,709,579	21,762,494	15,404,678
Non-controlling interest	356,476	352,718	352,393	79,108
Total stockholders' equity	22,290,113	22,062,297	22,114,887	15,483,786
Total liabilities and stockholders' equity	**$ 37,575,826**	**$ 37,307,982**	**$ 37,289,217**	**$ 21,741,321**

VICI Q4 2022 Supplemental Financial & Operating Data

8

Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenues				
Income from sales-type leases	$ 386,293	$ 294,635	$ 1,464,245	$ 1,167,972
Income from lease financing receivables and loans	355,685	72,664	1,041,229	283,242
Other income	17,818	6,911	59,629	27,808
Golf revenues	10,110	8,944	35,594	30,546
Total revenues	769,906	383,154	2,600,697	1,509,568
Operating expenses				
General and administrative	15,029	9,030	48,340	33,122
Depreciation	811	771	3,182	3,091
Other expenses	17,818	6,911	59,629	27,808
Golf expenses	6,272	5,881	22,602	20,762
Change in allowance for credit losses[1]	(30,965)	4,899	834,494	(19,554)
Transaction and acquisition expenses	3,287	713	22,653	10,402
Total operating expenses	12,252	28,205	990,900	75,631
Income from unconsolidated affiliate	21,916	—	59,769	—
Interest expense	(169,329)	(70,437)	(539,953)	(392,390)
Interest income	5,633	45	9,530	120
Loss from extinguishment of debt	—	—	—	(15,622)
Income before income taxes	615,874	284,557	1,139,143	1,026,045
Income tax expense	(1,032)	(759)	(2,876)	(2,887)
Net income	614,842	283,798	1,136,267	1,023,158
Less: Net income attributable to non-controlling interests	(10,789)	(2,319)	(18,632)	(9,307)
Net income attributable to common stockholders	$ 604,053	$ 281,479	$ 1,117,635	$ 1,013,851
Net income per common share				
Basic	$ 0.63	$ 0.45	$ 1.27	$ 1.80
Diluted	$ 0.63	$ 0.44	$ 1.27	$ 1.76
Weighted average number of shares of common stock outstanding				
Basic	962,580,619	628,632,771	877,508,388	564,467,362
Diluted	965,299,406	637,407,750	879,675,845	577,066,292
Impact to net income related to non-cash change in allowance for credit losses - CECL[1]	**$ 30,965**	**$ (4,899)**	**$ (834,494)**	**$ 19,554**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ 0.03	$ (0.01)	$ (0.95)	$ 0.03
Diluted	$ 0.03	$ (0.01)	$ (0.95)	$ 0.03

1. Refer to Note 5 – Allowance for Credit Losses within our Annual Report on form 10-K for the year ended December 31, 2022.

VICI Q4 2022 Supplemental Financial & Operating Data

9

Consolidated Statements of Operations – Quarterly

(amounts in thousands, except share and per share data)

	Three Months Ended			
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Revenues				
Income from sales-type leases	$ 386,293	$ 376,048	$ 375,169	$ 326,735
Income from lease financing receivables and loans	355,685	350,945	261,721	72,878
Other income	17,818	17,862	15,563	8,386
Golf revenues	10,110	6,688	10,170	8,626
Total revenues	769,906	751,543	662,623	416,625
Operating expenses				
General and administrative	15,029	12,063	11,782	9,466
Depreciation	811	816	779	776
Other expenses	17,818	17,862	15,563	8,386
Golf expenses	6,272	5,186	5,859	5,285
Change in allowance for credit losses[1]	(30,965)	232,763	551,876	80,820
Transaction and acquisition expenses	3,287	1,947	16,664	755
Total operating expenses	12,252	270,637	602,523	105,488
Income from unconsolidated affiliate	21,916	22,719	15,134	—
Interest expense	(169,329)	(169,354)	(133,128)	(68,142)
Interest income	5,633	3,024	780	93
Income (loss) before income taxes	615,874	337,295	(57,114)	243,088
Income tax expense	(1,032)	(417)	(1,027)	(400)
Net income (loss)	614,842	336,878	(58,141)	242,688
Less: Net (income) loss attributable to non-controlling interests	(10,789)	(5,973)	435	(2,305)
Net income (loss) attributable to common stockholders	$ 604,053	$ 330,905	$ (57,706)	$ 240,383
Net income (loss) per common share				
Basic	$ 0.63	$ 0.34	$ (0.06)	$ 0.35
Diluted	$ 0.63	$ 0.34	$ (0.06)	$ 0.35
Weighted average number of shares of common stock outstanding				
Basic	962,580,619	962,573,646	896,545,880	684,341,045
Diluted[2]	965,299,406	964,134,340	896,545,880	687,914,683
Impact to net income (loss) related to non-cash change in allowance for credit losses - CECL[1]	**$ 30,965**	**$ (232,763)**	**$ (551,876)**	**$ (80,820)**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ 0.03	$ (0.24)	$ (0.62)	$ (0.12)
Diluted	$ 0.03	$ (0.24)	$ (0.62)	$ (0.12)

1. Refer to Note 5 – Allowance for Credit Losses within our Annual Report on form 10-K for the year ended December 31, 2022.
2. For the calculation of diluted net income (loss) per common share for the quarter ending June 30, 2022, the diluted weighted average number of shares of common stock outstanding is equal to the basic weighted average number of shares of common stock outstanding. Refer to page 12 for further details.

VICI Q4 2022 Supplemental Financial & Operating Data 10

Non-GAAP Financial Measures

(amounts in thousands, except share and per share data)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Net income attributable to common stockholders	$ 604,053	$ 281,479	$ 1,117,635	$ 1,013,851
Real estate depreciation	—	—	—	—
Joint venture depreciation and non-controlling interest adjustments	10,093	—	27,146	—
Funds From Operations (FFO) attributable to common stockholders[1]	**614,146**	**281,479**	**1,144,781**	**1,013,851**
Non-cash leasing and financing adjustments	(107,109)	(31,363)	(337,631)	(119,426)
Non-cash change in allowance for credit losses	(30,965)	4,899	834,494	(19,554)
Non-cash stock-based compensation	3,627	2,304	12,986	9,371
Transaction and acquisition expenses	3,287	713	22,653	10,402
Amortization of debt issuance costs and original issue discount	10,301	20,729	48,595	71,452
Other depreciation	780	742	3,060	2,970
Capital expenditures	(709)	(852)	(1,802)	(2,490)
(Gain) loss on extinguishment of debt and interest rate swap settlements	—	—	(5,405)	79,861
Joint venture non-cash adjustments and non-controlling interest adjustments	(5,759)	227	(27,930)	1,000
Adjusted Funds From Operations (AFFO) attributable to common stockholders[1]	**487,599**	**278,878**	**1,693,801**	**1,047,437**
Interest expense, net	153,395	49,663	487,233	256,579
Income tax expense	1,032	759	2,876	2,887
Joint venture adjustments and non-controlling interest adjustments	11,568	—	30,755	—
Adjusted EBITDA attributable to common stockholders[1]	**$ 653,594**	**$ 329,300**	**$ 2,214,665**	**$ 1,306,903**
Net income per common share				
Basic	$ 0.63	$ 0.45	$ 1.27	$ 1.80
Diluted	$ 0.63	$ 0.44	$ 1.27	$ 1.76
FFO per common share				
Basic	$ 0.64	$ 0.45	$ 1.30	$ 1.80
Diluted	$ 0.64	$ 0.44	$ 1.30	$ 1.76
AFFO per common share				
Basic	$ 0.51	$ 0.44	$ 1.93	$ 1.86
Diluted	$ 0.51	$ 0.44	$ 1.93	$ 1.82
Weighted average number of shares of common stock outstanding - Net income, FFO and AFFO				
Basic	962,580,619	628,632,771	877,508,388	564,467,362
Diluted	965,299,406	637,407,750	879,675,845	577,066,292

1. See definitions of Non-GAAP Financial Measures on page 31 of this presentation.

VICI Q4 2022 Supplemental Financial & Operating Data

11

Non-GAAP Financial Measures – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net income (loss) income attributable to common stockholders	$ 604,053	$ 330,905	$ (57,706)	$ 240,383
Real estate depreciation	—	—	—	—
Joint venture depreciation and non-controlling interest adjustments	10,093	9,743	7,310	—
Funds From Operations (FFO) attributable to common stockholders[1]	**614,146**	**340,648**	**(50,396)**	**240,383**
Non-cash leasing and financing adjustments	(107,109)	(108,553)	(86,405)	(35,564)
Non-cash change in allowance for credit losses	(30,965)	232,763	551,876	80,820
Non-cash stock-based compensation	3,627	3,493	3,236	2,630
Transaction and acquisition expenses	3,287	1,947	16,664	755
Amortization of debt issuance costs and original issue discount	10,301	10,326	11,991	15,977
Other depreciation	780	785	749	746
Capital expenditures	(709)	(437)	(202)	(454)
(Gain) loss on extinguishment of debt and interest rate swap settlements	—	—	(5,405)	—
Joint venture non-cash adjustments and non-controlling interest adjustments	(5,759)	(10,315)	(12,058)	202
Adjusted Funds From Operations (AFFO) attributable to common stockholders[1]	**487,599**	**470,657**	**430,050**	**305,495**
Interest expense, net	153,395	156,004	125,762	52,072
Income tax expense	1,032	417	1,027	400
Joint venture adjustments and non-controlling interest adjustments	11,568	11,536	7,651	—
Adjusted EBITDA attributable to common stockholders[1]	**$ 653,594**	**$ 638,614**	**$ 564,490**	**$ 357,967**
Net income (loss) per common share				
Basic	$ 0.63	$ 0.34	$ (0.06)	$ 0.35
Diluted	$ 0.63	$ 0.34	$ (0.06)	$ 0.35
FFO per common share				
Basic	$ 0.64	$ 0.35	$ (0.06)	$ 0.35
Diluted	$ 0.64	$ 0.35	$ (0.06)	$ 0.35
Weighted average number of shares of common stock outstanding - Net income (Loss) and FFO				
Basic	962,580,619	962,573,646	896,545,880	684,341,045
Diluted	965,299,406	964,134,340	896,545,880	687,914,683
AFFO per common share				
Basic	$ 0.51	$ 0.49	$ 0.48	$ 0.45
Diluted	$ 0.51	$ 0.49	$ 0.48	$ 0.44
Weighted average number of shares of common stock outstanding - AFFO				
Basic	962,580,619	962,573,646	896,545,880	684,341,045
Diluted[2]	965,299,406	964,134,340	897,362,588	687,914,683

1. See definitions of Non-GAAP Financial Measures on page 31 of this presentation.
2. For the three months ended June 30, 2022, the diluted weighted average number of shares of common stock outstanding in relation to AFFO is adjusted to include the dilutive effect, using the treasury stock method, of the assumed conversion of our restricted stock in the amount of 816,708 shares. For the three months ended June 30, 2022, such amounts have been excluded from the diluted weighted average number of shares of common stock in relation to net income (loss) and FFO as these were in loss positions and the effect of inclusion would have been anti-dilutive.

VICI Q4 2022 Supplemental Financial & Operating Data

12

VICI

Revenue Detail

(amounts in thousands, except share and per share data)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Contractual revenue from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet[1]	$ 129,544	$ 122,127	$ 497,731	$ 405,879
Caesars Las Vegas Master Lease	110,932	103,923	427,600	506,810
The Venetian Resort Las Vegas Lease	62,500	—	212,798	—
Greektown Lease	12,830	12,830	51,320	53,085
Hard Rock Cincinnati Lease	11,176	11,010	44,206	43,554
Caesars Southern Indiana Lease	8,247	8,125	32,663	10,562
Century Master Lease	6,376	6,311	25,504	25,250
Margaritaville Lease	5,953	5,865	23,784	23,469
Income from sales-type leases non-cash adjustment[2]	38,735	24,444	148,639	99,363
Income from sales-type leases	386,293	294,635	1,464,245	1,167,972
Contractual revenue from lease financing receivables				
MGM Master Lease	211,855	—	574,967	—
Harrah's NOLA, AC, and Laughlin	41,866	39,470	160,855	156,701
JACK Entertainment Master Lease	17,251	16,470	68,442	65,880
Mirage Lease	3,145	—	3,145	—
Foundation Gaming Master Lease	652	—	652	—
Income from lease financing receivables non-cash adjustment[2]	68,379	6,929	188,993	20,427
Income from lease financing receivables	343,148	62,869	997,054	243,008
Contractual interest income				
Senior Secured Loans	9,801	9,269	37,524	39,785
Mezzanine Loans	2,741	537	6,651	813
Income from loans non-cash adjustment[2]	(5)	(11)	—	(364)
Income from loans	12,537	9,795	44,175	40,234
Income from lease financing receivables and loans	355,685	72,664	1,041,229	283,242
Other income	17,818	6,911	59,629	27,808
Golf revenues	10,110	8,944	35,594	30,546
Total revenues	$ 769,906	$ 383,154	$ 2,600,697	$ 1,509,568

Note: Revenue attributable to the MGM Grand/Mandalay Bay JV is accounted for in Income from Unconsolidated Affiliates. Please see page 15 for more information.

1. On September 3, 2021, in connection with EBCI's acquisition of the operations of Caesars Southern Indiana, VICI entered into a triple-net lease agreement with EBCI and the annual base rent payment under the Caesars Regional Master Lease was reduced by $32.5 million.
2. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q4 2022 Supplemental Financial & Operating Data

13

Revenue Detail – Quarterly

(amounts in thousands, except share and per share data)

	Three Months Ended			
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Contractual revenue from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet	$ 129,544	$ 122,729	$ 122,729	$ 122,729
Caesars Las Vegas Master Lease	110,932	105,556	105,556	105,556
The Venetian Resort Las Vegas Lease	62,500	62,500	62,500	25,298
Greektown Lease	12,830	12,830	12,830	12,830
Hard Rock Cincinnati Lease	11,176	11,010	11,010	11,010
Caesars Southern Indiana Lease	8,247	8,166	8,125	8,125
Century Master Lease	6,376	6,376	6,376	6,376
Margaritaville Lease	5,953	5,953	5,954	5,924
Income from sales-type leases non-cash adjustment[1]	38,735	40,928	40,089	28,887
Income from sales-type leases	386,293	376,048	375,169	326,735
Contractual revenue from lease financing receivables				
MGM Master Lease	211,855	215,000	148,112	—
Harrah's NOLA, AC, and Laughlin	41,866	39,663	39,663	39,663
JACK Entertainment Master Lease	17,251	17,250	17,251	16,690
Mirage Lease	3,145	—	—	—
Foundation Gaming Master Lease	652	—	—	—
Income from lease financing receivables non-cash adjustment[1]	68,379	67,629	46,319	6,666
Income from lease financing receivables	343,148	339,542	251,345	63,019
Contractual interest income				
Senior Secured Loans	9,801	9,508	9,185	9,030
Mezzanine Loans	2,741	1,898	1,194	818
Income from loans non-cash adjustment[1]	(5)	(3)	(3)	11
Income from loans	12,537	11,403	10,376	9,859
Income from lease financing receivables and loans	355,685	350,945	261,721	72,878
Other income	17,818	17,862	15,563	8,386
Golf revenues	10,110	6,688	10,170	8,626
Total revenues	$ 769,906	$ 751,543	$ 662,623	$ 416,625

Note: Revenue attributable to the MGM Grand/Mandalay Bay JV is accounted for in Income from Unconsolidated Affiliates. Please see page 15 for more information.

1. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q4 2022 Supplemental Financial & Operating Data

14

MGM Grand/Mandalay Bay Joint Venture Detail

(amounts in thousands, except share and per share data)

Company's Pro-Rata Share of MGM Grand/Mandalay Bay Joint Venture Operations:

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Lease income	$ 49,439	$ —	$ 132,937	$ —
Expenses				
Depreciation	10,497	—	28,225	—
General and administrative	546	—	749	—
Interest expense	13,731	—	36,865	—
Basis difference amortization	2,749	—	7,330	—
Total expenses	27,523	—	73,168	—
Income from unconsolidated affiliates	$ 21,916	$ —	$ 59,769	$ —

Company's Pro-Rata Share of MGM Grand/Mandalay Bay Joint Venture Operations - Quarterly:

	Three Months Ended			
	December 31, 2022	September 30, 2022	June 30, 2022	March 30, 2022
Lease income	$ 49,439	$ 49,439	$ 34,058	$ —
Expenses				
Depreciation	10,497	10,497	7,231	—
General and administrative	546	99	103	—
Interest expense	13,731	13,731	9,403	—
Basis difference amortization	2,749	2,394	2,187	—
Total expenses	27,523	26,721	18,924	—
Income from unconsolidated affiliates	$ 21,916	$ 22,719	$ 15,134	$ —

Note: Operating data represents VICI's 50.1% share of MGM Grand/Mandalay Bay JV revenues and expenses. As the MGP acquisition (including the acquisition of VICI's share in the MGM Grand/Mandalay Bay JV) closed in Q2'22, there is no comparable prior year comparison. Subsequent to year end, on January 9, 2023, the Company acquired the remaining 49.9% interest from Blackstone Real Estate Income Trust, Inc. ("BREIT"), and accordingly, will consolidate the operations of the MGM Grand/Mandalay Bay JV starting in the first quarter of 2023.

VICI Q4 2022 Supplemental Financial & Operating Data 15

Annualized Contractual Rent and Income from Loans

($ in millions, as of February 1, 2023)

VICI

	Assets Per Lease	Locations	Annualized Rent
Annualized Contractual Rent			
MGM Master Lease[1]	11	Las Vegas / Regional	$730.0
Caesars Regional Master Lease & Joliet Lease	16	Regional	703.7
Caesars Las Vegas Master Lease	2	Las Vegas	454.5
MGM Grand/Mandalay Bay Master Lease	2	Las Vegas	303.8
The Venetian Resort Las Vegas Lease	1	Las Vegas	250.0
Mirage Lease	1	Las Vegas	90.0
JACK Entertainment Master Lease	2	Regional	70.0
Greektown Lease	1	Regional	51.3
Hard Rock Cincinnati Lease	1	Regional	44.7
Gold Strike Lease[1]	1	Regional	40.0
Caesars Southern Indiana Lease	1	Regional	33.0
Century Master Lease	3	Regional	27.5
Margaritaville Lease	1	Regional	26.5
Foundation Gaming Master Lease	2	Regional	24.3
PURE Canadian Master Lease[2]	4	International	16.4
Total Annualized Contractual Rent	**49**		**$2,865.5**

	Principal Balance as of December 31, 2022	Blended Interest Rate	Annualized Income from Loans
Annualized Contractual Income from Loans			
Senior Secured Loans	$495.9	7.8%	$38.8
Mezzanine Loans	196.6	9.1%	17.9
Total Annualized Contractual Income from Loans	**$692.5**	**8.2%**	**$56.7**
Total Annualized Contractual Rent and Income from Loans			**$2,922.3**

1. In connection with CNE's acquisition of the operations of Gold Strike Casino Resort on February 15, 2023, and Hard Rock's acquisition of the operations of the Mirage on December 19, 2022, both from MGM Resorts, current annual rent under the MGM master lease was reduced by $40.0 million and $90.0 million, respectively, to $730.0 million upon consummation of each transaction.
2. Assumes an exchange rate of C$1.00 CAD:US$0.75 as of February 1, 2023.

VICI Q4 2022 Supplemental Financial & Operating Data 16

VICI Q4 2022 Supplemental Financial & Operating Data 17 2023 Guidance The Company is providing preliminary AFFO guidance for the full year 2023. In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. In reliance on the exemption provided by applicable rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 AFFO to GAAP net income because we are unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company’s control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results and, as disclosed in the Company’s historical financial results, the impact of these adjustments could be material, individually or in the aggregate, to the Company’s reported GAAP results. For more information, see “Non-GAAP Financial Measures” on page 31 of this presentation. The Company estimates AFFO for the year ending December 31, 2023 will be between $2,115.0 million and $2,155.0 million, or between $2.10 and $2.13 per diluted common share. Guidance does not include the impact on operating results from any possible or pending future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The following is a summary of the Company’s full-year 2023 guidance: The above per share estimates reflect the dilutive effect of the pending 30,302,500 shares related to the January 2023 Forward Sale Agreements as calculated under the treasury stock method. VICI OP Units held by a third party are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this presentation. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. ($ in millions, except per share data) 2023 Guidance For the Year Ending December 31, 2023: Low High Estimated Adjusted Funds From Operations (AFFO) $2,115.0 $2,155.0 Estimated Adjusted Funds From Operations (AFFO) per common diluted share $2.10 $2.13 Estimated Weighted Average Common Share Count at Year End (in millions) 1,009.5 1,009.5

VICI

Debt Detail

($ in thousands)

Debt	Maturity Date	Coupon Rate	Effective Rate	As of December 31, 2022 Face Value	% of Total Debt	Carrying Value[1]
Senior Unsecured Debt[2]						
$2.5Bn Revolving Credit Facility[3]	3/31/2027[5]	SOFR+1.05%[6]	SOFR+1.05%[6]	-	-	-
$1.0Bn Delayed Draw Term Loan[4]	3/31/2027[5]	SOFR+1.20%[6]	SOFR+1.20%[6]	-	-	-
2024 Bond Maturity						
5.625% Notes due 2024[7]	5/1/2024	5.625%	5.625%	$1,050,000	6.8%	$1,055,127
2025 Bond Maturities						
3.500% Notes due 2025	2/15/2025	3.500%	3.500%	750,000	4.9%	745,020
4.375% Notes due 2025	5/15/2025	4.375%	4.375%	500,000	3.2%	496,314
4.625% Notes due 2025[7]	6/15/2025	4.625%	4.625%	800,000	5.2%	784,274
2026 Bond Maturities						
4.500% Notes due 2026[7]	9/1/2026	4.500%	4.500%	500,000	3.2%	481,560
4.250% Notes due 2026	12/1/2026	4.250%	4.250%	1,250,000	8.1%	1,238,825
2027 Bond Maturities						
5.750% Notes due 2027[7]	2/1/2027	5.750%	5.750%	750,000	4.9%	759,019
3.750% Notes due 2027	2/15/2027	3.750%	3.750%	750,000	4.9%	743,086
2028 Bond Maturities						
4.500% Notes due 2028[7]	1/15/2028	4.500%	4.500%	350,000	2.3%	337,184
4.750% Notes due 2028	2/15/2028	4.750%	4.516%[8]	1,250,000	8.1%	1,237,082
2029 Bond Maturities						
3.875% Notes due 2029[7]	2/15/2029	3.875%	3.875%	750,000	4.9%	680,850
4.625% Notes due 2029	12/1/2029	4.625%	4.625%	1,000,000	6.5%	988,931
2030 Bond Maturities						
4.950% Notes due 2030	2/15/2030	4.950%	4.541%[8]	1,000,000	6.5%	987,618
4.125% Notes due 2030	8/15/2030	4.125%	4.125%	1,000,000	6.5%	988,626
2032 Bond Maturity						
5.125% Notes due 2032	5/15/2032	5.125%	3.980%[8]	1,500,000	9.7%	1,480,799
2052 Bond Maturity						
5.625% Notes due 2052	5/15/2052	5.625%	5.625%	750,000	4.9%	735,360
Total Unsecured Debt	-	-	-	**$13,950,000**	**90.3%**	**$13,739,675**
50.1% Pro Rata Share of MGM Grand/Mandalay Bay JV Debt (Unconsolidated)[9]	3/5/2032	3.558%	3.558%	1,503,000	9.7%	1,500,599
Total Debt		**4.56%**	**4.40%[8]**	**$15,453,000**	**100.0%**	**$15,240,274**
Fixed Rate Debt Outstanding				*100%*		
Weighted Average Years to Maturity				*6.7 Years*		

1. Carrying value shown net of unamortized original issue discount and unamortized debt issuance costs.
2. Holders of the senior notes, as well as the trustee under the governing indentures and the administrative agent and lenders under VICI's Credit Agreement, benefit from a limited pledge of the equity of VICI Properties L.P. ("VICI LP"). Refer to Note 7 - Debt within our Annual Report on Form 10-K for the year ended December 31, 2022.
3. Subsequent to year end, on January 3, 2023, VICI drew C$140.0 million (~US$105.3 million based on the applicable exchange rate on February 1, 2023) under its revolving credit facility to partially fund the PURE Canadian transaction.
4. Subsequent to year end, on February 8, 2023, the delayed draw term loan expired undrawn in accordance with its terms.
5. Maturity date shown inclusive of applicable extension options.
6. Facility fees based on applicable total commitments (0.15%-0.375% depending on VICI LP's ratings).
7. Issued in exchange for senior notes originally issued by MGP OP pursuant to the related exchange offers, which settled on April 29, 2022 in connection with the closing of the MGP acquisition. Principal amounts listed include unexchanged MGP OP notes which remain outstanding, totaling $90.0 million in the aggregate.
8. Represents the contractual interest rates adjusted to account for the impact of the forward-starting interest rate swaps and treasury locks. Refer to Note 8 – Derivatives within our Annual Report on Form 10-K for the year ended December 31, 2022.
9. Subsequent to year end, in connection with the acquisition of the remaining 49.9% interest in the MGM Grand/Mandalay Bay JV, the Company assumed BREIT's pro rata share of the aggregate $3.0 billion of property-level debt.

VICI Q4 2022 Supplemental Financial & Operating Data 18

VICI

Capitalization & Key Credit Metrics

($ in thousands, except share and per share data; as of December 31, 2022, unless otherwise noted)

Capitalization	
Shares Outstanding	963,096,563
Third-Party OP Units Outstanding[1]	12,231,373
Share Price	$32.40
Equity Market Capitalization	**$31,600,625**
Revolving Credit Facility and Delayed Draw Term Loan[2]	-
Senior Unsecured Notes	13,950,000
MGM Grand/Mandalay Bay JV CMBS Debt (Unconsolidated)[3]	1,503,000
Total Debt	**$15,453,000**
Total Market Capitalization	**$47,053,625**
Less: Cash, Cash Equivalents & Short-Term Investments	426,275
Total Enterprise Value	**$46,627,350**

Total Liquidity as of February 2023	
Revolving Credit Facility Capacity[4]	$2,394,678
Outstanding Forward Sale Agreement Proceeds[5]	965,000
Cash, Cash Equivalents & Short-Term Investments (as of December 31, 2022)	426,275
Total Liquidity	**$3,785,953**

Investment Grade Bond Covenants	Thresholds	Actuals
Total Net Debt to Adjusted Total Assets	< 60%	39%
Senior Secured Net Debt to Adjusted Total Assets	< 40%	0%
Interest Coverage Ratio	> 1.5x	4.5x
Total Unencumbered Assets to Unsecured Debt	> 150%	256%

VICI Issuer Credit Ratings
Moody's: Ba1 / Stable Outlook
S&P: BBB- / Stable Outlook
Fitch: BBB- / Stable Outlook

Q4'22 LQA Net Leverage	
Q4'22 Adj. EBITDA[6]	$653,594
Annualized Q4'22 Adj. EBITDA	2,614,376
Net Debt	15,026,725
LQA Net Leverage	**5.7x**

1. Following the closing of the MGP acquisition, MGM holds 100% of the outstanding OP Units, which may be redeemed for cash or, at VICI's election, shares of common stock.
2. Subsequent to year end, on February 8, 2023, the delayed draw term loan expired undrawn in accordance with its terms.
3. Subsequent to year end, in connection with the acquisition of the remaining 49.9% interest in the MGM Grand/Mandalay Bay JV, the Company assumed BREIT's pro rata share of the aggregate $3.0 billion property-level debt.
4. Subsequent to year end, VICI borrowed C$140.0 million (~$105.3 million based on the applicable exchange rate on February 1, 2023) under its revolving credit facility to partially fund the PURE Canadian transaction.
5. Assumes the physical settlement of the 30,302,500 shares under the January 2023 Forward Sale Agreements at the initial forward sale price per share of $31.85.
6. See "Non-GAAP Financial Measures" on pages 11-12 of this presentation for the reconciliations, and "Definitions of Non-GAAP Financial Measures" on page 31 of this presentation for the definitions, of these Non-GAAP Financial Measures.

VICI Q4 2022 Supplemental Financial & Operating Data 19

VICI Q4 2022 Supplemental Financial & Operating Data 20 Portfolio Diversification1 1. Based on annualized contractual rent as of February 1, 2023. 2. MGM Master Lease rent is allocated based on internal rent allocations by property location. 3. Adjusted for VICI’s pending acquisition of the leasehold interest in the land and buildings associated with Rocky Gap Casino Resort (“Rocky Gap”), which is subject to customary closing conditions and regulatory approvals. No assurance can be provided that this transaction will close on the anticipated timeline or at all. Assumes an exchange rate of C$1.00 CAD:US$0.75 as of February 1, 2023, for the PURE Canadian portfolio. Please refer to page 27 of this presentation for additional details regarding this pending transaction. GEOGRAPHIC DIVERSIFICATION ACROSS 15 STATES At Formation (2017) 74% 26% Regional Las Vegas Adjusted for Pending Transactions2,3 53% 47% 1% Regional Las Vegas LONG-TERM PARTNERSHIPS WITH 11 TENANTS At Formation (2017) Adjusted for Pending Transactions2,3 International Caesars 40% MGM 36% Venetian 9% Hard Rock 5% PENN 3% JACK 2% Century Casinos 1% Cherokee Nation 1% EBCI 1% Foundation 1% PURE Canadian 1% Caesars 100%

Portfolio Overview

VICI

Major MSAs Served	Property	Location	Total Sq. Ft. (000s)	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Boston	MGM Springfield	Springfield, MA	2,000	106	34	1,571	52	240
Calgary	PURE Casino Calgary	Calgary, AB	57	22	4	832	39	--
	PURE Casino Lethbridge	Lethbridge, AB	43	13	--	427	24	--
Chicago	Harrah's Joliet[1]	Joliet, IL	1,011	39	6	880	20	200
	Horseshoe Hammond	Hammond, IN	1,716	117	--	1,970	120	--
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	1,482	100	33	1,800	100	--
Cleveland	JACK Cleveland	Cleveland, OH	844	96	--	1,330	120	--
	JACK Thistledown	North Randall, OH	1,004	57	--	1,480	--	--
	MGM Northfield Park	Northfield, OH	724	73	--	1,669	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28	22	1,060	60	600
	Margaritaville Bossier City	Bossier City, LA	380	30	--	986	50	395
Detroit	Hollywood Casino at Greektown	Detroit, MI	2,200	100	14	2,155	64	400
	MGM Grand Detroit	Detroit, MI	3,220	147	30	2,817	140	400
Edmonton	PURE Casino Edmonton	Edmonton, AB	72	72	--	852	43	--
	PURE Casino Yellowhead	Edmonton, AB	75	75	--	753	39	--
Jackson	WaterView	Vicksburg, MS	195	37	7	650	10	122
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60	13	960	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,400	180	3,970
	Excalibur	Las Vegas, NV	2,860	93	25	894	42	3,981
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	1,070	60	2,540
	Luxor	Las Vegas, NV	3,398	101	35	819	45	4,397
	Mandalay Bay	Las Vegas, NV	9,581	152	2,121	990	69	4,750
	MGM Grand Las Vegas	Las Vegas, NV	9,068	169	850	1,245	122	6,071
	The Mirage	Las Vegas, NV	4,795	94	170	835	71	3,044
	New York - New York & The Park	Las Vegas, NV	2,765	81	31	893	54	2,024
	Park MGM	Las Vegas, NV	5,099	66	77	745	65	2,898
	The Venetian Resort Las Vegas	Las Vegas, NV	16,970	225	2,300	1,480	210	7,100

1. Owned by Harrah's Joliet Landco LLC, a joint venture of which a subsidiary of VICI is the 80% owner and managing member.

VICI Q4 2022 Supplemental Financial & Operating Data

21

Portfolio Overview (Continued)

VICI

Major MSAs Served	Property	Location	Total Sq. Ft. (000s)	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Laughlin	Harrah's Laughlin	Laughlin, NV	1,413	58	7	760	40	1,510
Louisville	Caesars Southern Indiana	Elizabeth, IN	2,510	74	24	1,100	90	500
Memphis	Fitz	Robinsonville, MS	544	39	8	864	9	506
	Gold Strike Tunica	Robinsonville, MS	1,460	57	17	1,082	61	1,109
	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	970	100	510
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	650	20	210
New Orleans	Beau Rivage	Biloxi, MS	3,633	85	50	1,516	75	1,740
	Harrah's Gulf Coast	Biloxi, MS	1,031	32	--	600	30	500
	Harrah's New Orleans	New Orleans, LA	1,180	104	47	1,260	120	450
New York	Empire City	Yonkers, NY	549	137	--	4,696	--	--
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	23	6	510	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	55	--	1,330	60	150
Pittsburgh	Mountaineer Casino	New Cumberland, WV	890	72	70	1,110	35	357
Philadelphia	Borgata	Atlantic City, NJ	5,673	213	106	2,816	163	2,767
	Caesars Atlantic City	Atlantic City, NJ	3,816	113	29	1,900	130	1,150
	Harrah's Atlantic City	Atlantic City, NJ	4,470	150	125	1,860	130	2,590
	Harrah's Philadelphia	Chester, PA	2,000	100	12	1,700	70	--
Reno /Sacramento	Harrah's Lake Tahoe	Stateline, NV	1,057	54	18	720	60	510
	Harvey's Lake Tahoe	Lake Tahoe, NV	1,670	51	19	600	30	740
St. Louis	Century Casino Cape Girardeau	Cape Girardeau, MO	170	42	8	839	23	--
	Century Casino Caruthersville	Caruthersville, MO	90	21	12	525	9	--
Washington D.C.	MGM National Harbor	Prince George's County, MD	3,349	150	50	2,123	158	308
Total VICI Leased Property Portfolio								
23 MSAs	**49 Properties**	**15 States**	**123,502**	**4,083**	**6,724**	**62,094**	**3,292**	**59,379**
Golf Courses[1]	Cascata Golf Course	Boulder City, NV	37	--	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--	--

1. CDN Golf Management Inc., an affiliate of Cabot, manages and operates VICI's golf courses.

VICI Q4 2022 Supplemental Financial & Operating Data

22

VICI

Summary of Current Lease Terms

	MGM Master Lease	Caesars Regional Master Lease and Joliet Lease[1]	Caesars Las Vegas Master Lease[1]	MGM Grand/Mandalay Bay Master Lease
Tenant	MGM Resorts International	Caesars Entertainment	Caesars Entertainment	MGM Resorts International
Annual Cash Rent as of February 1, 2023	$730.0 million[2]	$703.7 million[3]	$454.5 million	$303.8 million[4]
Current Lease Year	Apr. 29, 2022 – Apr. 30, 2023 Lease Year 1	Nov. 1, 2022 – Oct. 31, 2023 Lease Year 6	Nov. 1, 2022 – Oct. 31, 2023 Lease Year 6	Mar. 1, 2022 – Feb. 28, 2023 Lease Year 3
Annual Escalator	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	>2% / change in CPI	>2% / change in CPI[5]	2% in years 2-15 >2% / change in CPI thereafter (capped at 3%)
Coverage Floor	None	None	None	None
Rent Adjustment[6]	None	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable	None
Variable Rent Adjustment Mechanic[6]	None	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	None
Term	25-year initial term with three 10-year renewal options	18-year initial term with four 5-year renewal options		30-year initial term with two 10-year renewal options
Guarantor	MGM Resorts International	Caesars Entertainment, Inc.	Caesars Entertainment, Inc.	MGM Resorts International
Capex	Minimum of 1% of Net Revenues	Minimum of 1% of Net Revenue annually, with rolling three-year minimum (allocated among Caesars Palace and regional properties)	Minimum of 1% of Net Revenue annually (Caesars Palace and Harrah's Las Vegas), with rolling three-year minimum (allocated among Caesars Palace and regional properties)	3.5% of Net Revenues based on 5-year rolling test (subject to minimum 2.5% for each property); 1.5% monthly reserves

1. The Caesars Regional Master Lease and Joliet Lease consists of 16 Caesars properties leased from VICI and the Caesars Las Vegas Master Lease consists of Caesars Palace Las Vegas and Harrah's Las Vegas.
2. In connection with CNE's acquisition of the operations of Gold Strike Casino Resort on February 15, 2023, and Hard Rock's acquisition of the operations of the Mirage on December 19, 2022, both from MGM Resorts, current annual rent under the MGM master lease was reduced by $40.0 million and $90.0 million, respectively, to $730.0 million upon consummation of each transaction.
3. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, current annual cash rent is $694.6 million.
4. On January 9, 2023, the Company completed the previously announced acquisition of the remaining 49.9% interest in the MGM Grand/Mandalay Bay JV.
5. Annual escalation does not apply to $35 million of rent attributable to the Octavius Tower at Caesars Palace Las Vegas.
6. Rent adjustments in the Caesars Regional Master Lease and Caesars Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.

VICI Q4 2022 Supplemental Financial & Operating Data 23

Summary of Current Lease Terms (Continued)

VICI

	The Venetian Resort Las Vegas Lease	Mirage Lease	JACK Entertainment Master Lease	Greektown Lease
Tenant	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.	Hard Rock Entertainment	JACK Entertainment	PENN Entertainment
Annual Cash Rent as of February 1, 2023	$250.0 million	$90.0 million	$70.0 million	$51.3 million
Current Lease Year	Feb. 23, 2022 – Feb. 28, 2023 Lease Year 1	Dec. 19, 2022 – Dec. 31, 2023 Lease Year 1	Feb. 1, 2023 – Jan. 31, 2024 Lease Year 4	June 1, 2022 – May 31, 2023 Lease Year 4
Annual Escalator	>2% / change in CPI (capped at 3%), beginning in year 2	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	1.5% in years 4-6 >1.5% / change in CPI thereafter (capped at 2.5%)	2% for Building Base Rent ($42.8 million)
Coverage Floor	None	None	None	Net Revenue to Rent Ratio to be mutually agreed upon prior to the commencement of lease year 5
Rent Adjustment	None	None	None	Percentage (Variable) Rent adjusts every 2 years beginning in year 5
Variable Rent Adjustment Mechanic	None	None	None	4% of the average net revenues for trailing 2-year period less threshold amount
Term	30-year initial term with two 10-year renewal options	25-year initial term with three 10-year renewal options	20-year initial term with three 5-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.	Seminole Hard Rock Entertainment, Inc. and Seminole Hard Rock International, LLC	Rock Ohio Ventures LLC and JACK Investments Co., LLC	PENN Entertainment, Inc.
Capex	Minimum of 2% of Net Revenues annually (exclusive of gaming equipment) on a rolling three-year basis with ramp up	Minimum of 1% of Net Revenues	Minimum of 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis	Minimum of 1% of Net Revenues based on a four-year average

VICI Q4 2022 Supplemental Financial & Operating Data

24

Summary of Current Lease Terms (Continued)

VICI

	Hard Rock Cincinnati Lease	Gold Strike Lease[1]	Caesars Southern Indiana Lease	Century Master Lease[2]
Tenant	Hard Rock Entertainment	Cherokee Nation Entertainment	Eastern Band of Cherokee Indians	Century Casinos
Annual Cash Rent as of February 1, 2023	$44.7 million	$40.0 million	$33.0 million	$27.5 million
Current Lease Year	Oct. 1, 2022 – Sept. 30, 2023 Lease Year 4	Feb. 15, 2023 – Apr. 30, 2023 Lease Year 1	Sept. 3, 2022 – Aug. 31, 2023 Lease Year 2	Jan. 1, 2023 – Dec. 31, 2023 Lease Year 4
Annual Escalator	> 2.0% / change in CPI[3]	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	1.5% in years 2-5 >2% / change in CPI thereafter	> 1.25% / change in CPI
Coverage Floor	None	None	None	Net Revenue to Rent Ratio: 7.5x beginning in year 6
Rent Adjustment	None	None	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	Year 8 & 11: 80% Base (subject to escalator)
Variable Rent Adjustment Mechanic	None	None	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2[4] Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7
Term	28-year initial term with three 10-year renewal options	25-year initial term with three 10-year renewal options	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options[5]
Guarantor	Seminole Hard Rock Entertainment, Inc. and Seminole Hard Rock International, LLC	Cherokee Nation Businesses, LLC	Eastern Band of Cherokee Indians	Century Casinos, Inc.
Capex	Minimum 1% of Net Revenues	Minimum of 1% of Net Revenues	1% of Net Revenues annually	Minimum 1% of Net Revenues on a rolling three-year basis for each individual facility; 1% of Net Revenues per fiscal year for the facilities collectively

1. On February 15, 2023, in connection with CNE's acquisition of the operations of Gold Strike Casino Resort from MGM, VICI entered into a triple net lease agreement with CNE upon the consummation of the transaction for initial annual rent of $40.0 million.
2. As adjusted for the pending acquisition of the leasehold interest of Rocky Gap, the Century Master Lease will be amended to include incremental rent of $15.5 million, remove the variable rent provisions and eliminate the coverage floor concept.
3. Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year.
4. With respect to lease year 0, for the period Caesars Southern Indiana was closed in 2020 due to COVID-19, the Caesars Southern Indiana Lease will provide for the use of 2019 net revenues, pro rated for the period of such closure.
5. CNTY exercised its first renewal option.

VICI Q4 2022 Supplemental Financial & Operating Data

25

Summary of Current Lease Terms (Continued)

VICI

	Margaritaville Lease	Foundation Gaming Master Lease	PURE Canadian Master Lease[1]
Tenant	PENN Entertainment	Foundation Gaming	PURE Canadian Gaming
Annual Cash Rent as of February 1, 2023	$26.5 million	$24.3 million	C$21.8 / US$16.4 million
Current Lease Year	Feb. 1, 2023 – Jan. 31, 2024 Lease Year 5	Dec. 22, 2022 – Dec. 31, 2023 Lease Year 1	Jan. 6, 2023 – Jan. 31, 2024 Lease Year 1
Annual Escalator	2% for Building Base Rent ($17.2 million)	1.0% in years 2-3 >1.5% / change in CPI thereafter (capped at 3%)	1.25% in years 2-3 >1.5% / change in Canadian CPI thereafter (capped at 2.5%)
Coverage Floor	Net Revenue to Rent Ratio: 6.1x beginning in year 2	None	None
Rent Adjustment	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	None	None
Variable Rent Adjustment Mechanic	4% of the average net revenues for trailing 2-year period less threshold amount	None	None
Term	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options	25-year initial term with four 5-year renewal options
Guarantor	PENN Entertainment, Inc.	Foundation Gaming and Entertainment, LLC	Parent entity of PURE Canadian Gaming Corp.
Capex	Minimum 1% of Net Revenues based on a four-year average	1% of net revenue (excluding gaming equipment, IT etc.) annually on a rolling 3-year basis and a per-facility triennial capex requirement of 1% of three-year rolling net revenue	1% of net revenue (excluding gaming equipment, IT etc.) annually

1. Subsequent to year end, on January 6, 2023, the Company completed the acquisition of the PURE Canadian Portfolio. Assumes an exchange rate of C$1.00 CAD:US$0.75 as of February 1, 2023.

VICI Q4 2022 Supplemental Financial & Operating Data

26

Investment Activity

VICI

Pending and Recently Completed Transactions

Property / Loan	Announcement Date	Closing Date	Rent / Income	Cap Rate / Yield	Transaction Size	Tenant / Borrower
Rocky Gap Casino Resort[1]	8/25/2022	Expected H1 2023	$15.5 million	7.6%	$203.9 million	Century Casinos
Gold Strike Casino Resort	6/9/2022	2/15/2023	$40.0 million[2]	-	-	Cherokee Nation Entertainment
Remaining 49.9% Interest in MGM Grand/Mandalay Bay JV	12/1/2022	1/9/2023	$151.6 million	-	$2.8 billion	MGM Resorts International
PURE Canadian Portfolio	1/9/2023	1/6/2023	$16.1 million[3]	8.0%	$200.8 million	PURE Canadian Gaming
Great Wolf Northeast Senior Secured Loan	2/1/2023	12/30/2022	-	-	Up to $287.9 million	Great Wolf Resorts
Fontainebleau Las Vegas Mezzanine Loan	12/27/2022	12/23/2022	-	SOFR + 700bps	Up to $350.0 million	Fontainebleau Development, LLC & Koch Real Estate Investments
Fitz Casino & Hotel and WaterView Casino & Hotel	12/22/2022	12/22/2022	$24.3 million	8.3%	$293.4 million	Foundation Gaming
The Mirage Hotel & Casino	12/19/2022	12/19/2022	$90.0 million[2]	-	-	Hard Rock International
Century Casino Caruthersville Partner Property Growth Fund Investment	12/5/2022	12/1/2023	$4.2 million[4]	8.0%	Up to $51.9 million	Century Casinos
Canyon Ranch Austin Senior Secured Loan	10/18/2022	10/7/2022	-	-	Up to $200.0 million	Canyon Ranch

1. On August 24, 2022, VICI entered into definitive agreements to acquire from Golden Entertainment Inc. the interest in the land and buildings associated with Rocky Gap for approximately $203.9 million in cash. Century has agreed to acquire the operating assets of Rocky Gap for approximately $56.1 million. Simultaneous with the closing of the transaction, Rocky Gap will be added to the existing Century Master Lease and annual rent will increase by $15.5 million. Rocky Gap is subject to customary closing conditions and regulatory approvals; no assurances can be provided that the transaction will close on the anticipated timeline or at all.
2. Annual rent payment under the MGM Master Lease was reduced by $130.0 million to account for MGM's divestiture of the operations of Gold Strike Casino Resort and the Mirage.
3. The PURE Canadian master lease has an initial base rent of ~C$21.8 million (~US$16.1 million based on the applicable exchange rate at closing).
4. The Company will own the real estate improvements associated with these projects and annual rent under the Century Master Lease will increase by ~$4.2 million upon completion of such projects.

VICI Q4 2022 Supplemental Financial & Operating Data 27

VICI Q4 2022 Supplemental Financial & Operating Data 28 Capital Markets Activity Equity Capital Markets Forward Equity Offering Shares Settled1 Net Proceeds ReceivedGross Proceeds January 12, 20232 30,302,500 - -$1.0 billion Q4 2022 ATM Activity 6,317,805 6,317,805 $208.4 million$212.4 million November 3, 2022 18,975,000 18,975,000 $575.6 million$580.0 million Q3 2022 ATM Activity 3,918,807 3,918,807 $133.1 million$136.1 million Q2 2022 ATM Activity 11,380,980 11,380,980 $355.2 million$367.4 million 1. On January 6, 2023, VICI settled 29.2 million shares sold under the forward sale agreements entered into in Q3 2022, Q4 2022 and November 2022, at a weighted average share price of $31.39 for total net proceeds of $917.1 million. Additionally, on January 3, 2023, VICI settled 11.4 million shares sold under the Q2 2022 forward sale agreements at a weighted average share price of $31.21 for total net proceeds of $355.2 million. 2. On January 12, 2023, VICI offered 30.3 million shares at $33.00 per share to be issued upon settlement of the forward sale agreements we entered into in connection with the offering. Shares Sold

VICI Q4 2022 Supplemental Financial & Operating Data 29 Gaming Embedded Growth Pipeline The descriptions of the Put/Call Agreements and ROFR Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements. Put/Call Agreements Harrah’s Hoosier Park and Horseshoe Indianapolis: VICI has the right to call Harrah’s Hoosier Park and Horseshoe Indianapolis from Caesars at a 13.0x multiple (7.7% cap rate) of the initial annual rent of each facility in a sale leaseback transaction. Caesars has the right to put Harrah’s Hoosier Park and Horseshoe Indianapolis to VICI at a 12.5x multiple (8.0% cap rate) of the initial annual rent of each facility in a sale leaseback transaction. The put/call agreement can be exercised between January 1, 2022 and December 31, 2024. Caesars Forum Convention Center: VICI has the right to call the Caesars Forum Convention Center from Caesars at a 13.0x multiple (7.7% cap rate) of the initial annual rent in a sale leaseback transaction between September 18, 2025 and December 31, 2026. Caesars has the right to put the Caesars Forum Convention Center to VICI at a 13.0x multiple (7.7% cap rate) of the initial annual rent in a sale leaseback transaction between January 1, 2024 and December 31, 2024. Right of First Refusal (“ROFR”) Agreements Las Vegas Strip Assets1: VICI has a ROFR to acquire the land and real estate assets of each of the first two of certain specified Las Vegas Strip assets should the properties be sold by Caesars, whether pursuant to an OpCo/PropCo or a WholeCo sale. The first property subject to the ROFR will be one of: Flamingo Las Vegas, Bally’s Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino. The second property subject to the ROFR will be selected from one of the aforementioned four properties plus The LINQ Hotel & Casino. Horseshoe Casino Baltimore1,2: VICI has a ROFR to enter into a sale leaseback transaction with respect to the land and real estate assets of Horseshoe Baltimore should the property be sold by Caesars. Caesars Virginia Development1,2: VICI has a ROFR to enter into a sale leaseback transaction with respect to the land and real estate assets associated with the development of a new casino resort in Danville, Virginia by Caesars and EBCI. 1. Caesars does not have a contractual obligation to sell the properties subject to the ROFR Agreements and will make an independent financial decision regarding whether to trigger the ROFR agreements and VICI will make an independent financial decision whether to purchase the properties. 2. Subject to any consent required from Caesars’ applicable joint venture partners.

VICI Q4 2022 Supplemental Financial & Operating Data 30 Non-Gaming Embedded Growth Pipeline The descriptions of the Put/Call Agreements and Purchase Right Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements. Call Agreements BigShots Golf: VICI has the right to call the real estate assets associated with any BigShots Golf facility financed by VICI in a sale-leaseback transaction. Canyon Ranch Austin: In connection with VICI’s $200 million delayed draw term loan to Canyon Ranch, VICI has the right to call the real estate assets of Canyon Ranch Austin at pre-negotiated terms in a sale-leaseback transaction for up to 24 months following stabilization. In connection with the sale leaseback, VICI and Canyon Ranch would enter into a triple-net lease with an initial term of 25 years, with eight 5-year tenant renewal options. Longer Term Financing Partnerships Chelsea Piers New York: VICI entered into an agreement with Chelsea Piers for the life of the existing mortgage loan, subject to a minimum of 5 years, that could lead to a longer-term financing partnership in the future. BigShots Golf: VICI has the opportunity to provide up to $80 million of mortgage financing for the construction of up to five new BigShots Golf™ facilities throughout the United States. As long as the BigShots loan remains outstanding, VICI will have the right of first offer on debt financing for the development of BigShots Golf facilities. Cabot Citrus Farms: In connection with VICI’s $120 million delayed draw term loan to Cabot, VICI also entered into a purchase and sale agreement, pursuant to which VICI will convert a portion of the Cabot Citrus Farms loan into the ownership of certain Cabot Citrus Farms real estate assets and simultaneously enter into a triple-net lease with Cabot that has an initial term of 25 years, with five 5-year tenant renewal options. Canyon Ranch: VICI entered into a right of first offer agreement on future financing opportunities with Canyon Ranch for funding of certain facilities until the earlier of five years from the commencement of the Canyon Ranch Austin lease or the date VICI is no longer landlord. Purchase Right Agreements Canyon Ranch Lenox & Canyon Ranch Tucson1: VICI has a purchase option to acquire the real estate assets associated with the existing Canyon Ranch Tucson in Tucson, Arizona and Canyon Ranch Lenox in Lenox, Massachusetts should Canyon Ranch elect to sell the real estate of either property through a sale leaseback for a specific period of time, subject to certain exceptions. If the purchase right(s) are exercised, Canyon Ranch would continue to operate the applicable wellness resorts subject to a long-term triple-net lease with VICI. 1. Canyon Ranch does not have a contractual obligation to sell the properties subject to the purchase right agreements and will make an independent financial decision regarding whether to trigger the purchase right agreements and VICI will make an independent financial decision whether to purchase the properties.

VICI Q4 2022 Supplemental Financial & Operating Data 31 Definitions of Non-GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (NAREIT), we define FFO as VICI’s net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control, (iv) impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) our proportionate share of such adjustments from our investment in unconsolidated affiliate. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate VICI’s performance. We calculate VICI’s AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other non-recurring non-cash transactions, our proportionate share of non-cash adjustments from our investment in unconsolidated affiliate (including the amortization of any basis differences) with respect to certain of the foregoing and non-cash adjustments attributable to non-controlling interest with respect to certain of the foregoing. We calculate VICI’s Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), income tax expense and our proportionate share of such adjustments from our investment in unconsolidated affiliate. These non-GAAP financial measures: (i) do not represent VICI’s cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to VICI’s net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to VICI’s cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of VICI’s financial results in accordance with GAAP.